Exhibit 99.1

PRESS RELEASE

Investor Contacts:		Press Contacts:
Marlene S. Dooner	(215) 286-7392	D’Arcy Rudnay	(215) 286-8582
Jane B. Kearns	(215) 286-4794	John Demming	(215) 286-8011
Michael A. Kelman	(215) 286-3035

COMCAST REPORTS 2nd QUARTER 2011 RESULTS

Strong Financial and Operating Momentum

Consolidated Revenue Increased 50.5%, Operating Cash Flow Increased 28.5% and Operating Income Increased 41.4%

EPS Increased 19.4% to $0.37; Excluding Transaction-Related Costs and a Non-Cash Tax Charge, EPS Increased 27.3% to $0.42

Dividends and Share Repurchases Totaled $836 Million

Philadelphia, PA – August 3, 2011 …Comcast Corporation (NASDAQ: CMCSA, CMCSK) today reported results for the quarter ended June 30, 2011.

Brian L. Roberts, Chairman and Chief Executive Officer of Comcast Corporation, said, “We generated strong operating and financial results in the second quarter across our cable and content businesses. In cable we saw continued improvement in customer metrics, real strength in our high-speed internet service and strong momentum in business services. With faster internet speeds, new and easier ways to access and enjoy our services and more rapid innovations, we are consistently enhancing our customers’ experience. I am also pleased with the performance of NBCUniversal, which posted double-digit revenue growth in each of its segments. We are confident that the strategic investments we continue to make at NBCUniversal and Comcast Cable are strengthening our businesses, driving profitable growth and building value for our shareholders.”

($ in millions)	2nd Quarter			Year to Date
Consolidated Results	2010	2011	Growth	2010	2011*	Growth

Revenue	$9,525	$14,333	50.5%	$18,727	$26,461	41.3%

Operating Cash Flow (OCF)	$3,737	$4,801	28.5%	$7,302	$8,867	21.4%

Operating Income	$2,078	$2,938	41.4%	$4,013	$5,162	28.6%

Earnings per Share	$0.31	$0.37	19.4%	$0.62	$0.70	12.9%

Free Cash Flow	$1,355	$1,520	12.2%	$3,242	$3,741	15.4%

* Includes 5 months of NBCUniversal results.

Consolidated Financial Results

Revenue increased 50.5% in the second quarter of 2011 to $14.3 billion, while Operating Cash Flow increased 28.5% to $4.8 billion and Operating Income increased 41.4% to $2.9 billion, primarily reflecting strong results and the consolidation of NBCUniversal.

For the six months ended June 30, 2011, revenue increased 41.3% to $26.5 billion, while operating cash flow increased 21.4% to $8.9 billion and operating income increased 28.6% to $5.2 billion.

For additional detail on segment revenue and expenses, customer metrics, capital expenditures, and free cash flow, please refer to the trending schedules on Comcast’s Investor Relations website at www.cmcsa.com or www.cmcsk.com.

Earnings per Share1 (EPS) for the second quarter of 2011 was $0.37, a 19.4% increase from the $0.31 reported in the second quarter of 2010. Excluding NBCUniversal transaction and related costs and a $137 million non-cash, non-recurring income tax charge resulting from a state tax law change, EPS increased 27.3% to $0.42 compared to $0.33 in the second quarter of 2010 (see Table 4).

EPS for the six months ended June 30, 2011 was $0.70, a 12.9% increase from the $0.62 reported in the prior year. Excluding the items noted above, EPS for the six months ended June 30, 2011 increased 20.3% to $0.77 compared to $0.64 in 2010 (see Table 4).

Free Cash Flow (excluding any impact from the Economic Stimulus packages) increased 12.2% to $1.5 billion in the second quarter of 2011 compared to $1.4 billion in last year’s second quarter. The increase in free cash flow primarily reflects growth in consolidated operating cash flow, partially offset by increases in working capital, cash interest expense and capital expenditures. Free cash flow for the six months ended June 30, 2011 increased 15.4% to $3.7 billion compared to $3.2 billion in 2010.

($ in millions)	2nd Quarter			Year to Date
Free Cash Flow	2010	2011	Growth	2010	2011*	Growth

Operating Cash Flow	$3,737	$4,801	28.5%	$7,302	$8,867	21.4%

Capital Expenditures	(1,138)	(1,271)	11.7%	(2,063)	(2,377)	15.2%

Cash Paid for Capitalized Software and Other Intangible Assets	(120)	(173)	44.2%	(237)	(296)	24.9%

Cash Interest Expense	(354)	(540)	52.5%	(969)	(1,197)	23.5%

Cash Taxes	(1,080)	(496)	(54.1%)	(1,126)	(570)	(49.4%)

Changes in Operating Assets and Liabilities	37	(428)	NM	(70)	(421)	NM

Noncash Share-Based Compensation	71	90	26.8%	153	174	13.7%

Proceeds from Investments and Distributions to Noncontrolling Interests	21	(54)	NM	45	(32)	NM

Adjustments for Nonoperating Items	2	(23)	NM	28	(21)	NM

Free Cash Flow (Incl. Economic Stimulus Packages)	$1,176	$1,906	62.1%	$3,063	$4,127	34.7%

Economic Stimulus Packages	179	(386)	NM	179	(386)	NM

Free Cash Flow	$1,355	$1,520	12.2%	$3,242	$3,741	15.4%

* Includes 5 months of NBCUniversal results.

Note: The definition of Free Cash Flow excludes any impact from the 2008-2011 Economic Stimulus packages. These amounts have been excluded from Free Cash Flow to provide an appropriate comparison. NM=comparison not meaningful.

Share Repurchases and Dividends. During the second quarter of 2011, Comcast repurchased 22.6 million of its common shares for $525 million. Year-to-date, Comcast has repurchased 45.9 million of its common shares for $1.1 billion. As of June 30, 2011, Comcast had approximately $1.1 billion of availability remaining under its share repurchase authorization. In addition, during the second quarter of 2011, Comcast paid dividends totaling $311 million.

Pro Forma Financial Results

Pro forma results are presented as if the NBCUniversal transaction, which closed on January 28, 2011, was effective on January 1, 2010. These results are based on historical results of operations, adjusted for the effects of acquisition accounting and eliminating the costs and expenses directly related to the transaction, and are not necessarily indicative of what the results would have been had Comcast operated NBCUniversal since January 1, 2010. These adjustments are subject to change as acquisition accounting is finalized (see Table 5 for reconciliations of pro forma financial information).

Consolidated Pro Forma Revenue increased 9.4% to $14.3 billion compared to $13.1 billion in the second quarter of 2010. Consolidated Pro Forma Operating Cash Flow increased 6.7% to $4.8 billion compared to $4.5 billion in last year’s second quarter. Included in pro forma operating cash flow for the second quarter of 2011 are acquisition-related accounting revisions and costs totaling $131 million. Excluding these costs, pro forma operating cash flow increased 9.6% (see Table 6).

For the six months ended June 30, 2011, consolidated pro forma revenue increased 4.6% to $27.6 billion compared to $26.4 billion in 2010. Excluding revenue generated by the 2010 Vancouver Olympics, pro forma revenue increased 7.8%. Consolidated pro forma operating cash flow increased 7.2% to $9.0 billion compared to $8.4 billion in the first six months of 2010. Excluding the Olympics and acquisition-related accounting revisions and costs, operating cash flow increased 7.0% (see Table 6).

Cable Communications

Pro forma Cable Communications (“Cable”) results include video, high-speed internet, voice, advertising and business services operations and the businesses of Comcast Interactive Media that were not contributed to NBCUniversal. Pro forma Cable results exclude the regional sports networks, which were contributed to NBCUniversal.

($ in millions) (pro forma)	2nd Quarter			Year to Date
	2010	2011	Growth	2010	2011	Growth

Cable Communications Revenue
Video	$4,878	$4,941	1.3%	$9,686	$9,832	1.5%
High-Speed Internet	1,981	2,186	10.3%	3,917	4,292	9.6%
Voice	821	878	7.0%	1,629	1,738	6.7%
Advertising	494	512	3.7%	906	967	6.7%
Business Services	306	435	41.7%	569	829	45.5%
Other	365	389	7.1%	721	767	6.6%

Cable Communications Revenue	$8,845	$9,341	5.6%	$17,428	$18,425	5.7%

Cable Communications OCF	$3,640	$3,886	6.8%	$7,120	$7,635	7.2%
OCF Margin	41.2%	41.6%		40.9%	41.4%

Cable Communications Capital Expenditures	$1,119	$1,181	5.5%	$2,032	$2,234	10.0%
Percent of Cable Communications Revenue	12.7%	12.6%		11.7%	12.1%

Revenue. For the second quarter of 2011, Cable revenue increased 5.6% to $9.3 billion compared to $8.8 billion in the second quarter of 2010. This increase was driven by a 10.3% increase in high-speed internet revenue and a 41.7% increase in business services revenue. Advertising revenue increased 3.7%, reflecting a slowdown in automotive advertising and lower political advertising in the second quarter of 2011. Monthly average total revenue per video customer increased 8.9% to $137.51, reflecting a growing number of residential customers taking multiple products, rate adjustments and a higher contribution from business services.

For the six months ended June 30, 2011, Cable revenue increased 5.7% to $18.4 billion compared to $17.4 billion in 2010.

Operating Cash Flow. For the second quarter of 2011, Cable operating cash flow increased 6.8% to $3.9 billion compared to $3.6 billion in last year’s second quarter, primarily reflecting continued operational efficiencies, partially offset by increases in video programming and marketing expenses. This quarter’s operating cash flow margin was 41.6% compared to 41.2% in the second quarter of 2010.

For the six months ended June 30, 2011, Cable operating cash flow increased 7.2% to $7.6 billion compared to $7.1 billion in 2010. Year-to-date operating cash flow margin was 41.4% compared to 40.9% in 2010.

Capital Expenditures. For the second quarter of 2011, Cable capital expenditures increased 5.5% to $1.2 billion, reflecting increased investment in network infrastructure to enable product enhancements, including faster speeds in high-speed internet, as well as increased investment to support expansion in business services. Cable capital expenditures equaled 12.6% of Cable revenue in the second quarter of 2011.

For the six months ended June 30, 2011, Cable capital expenditures increased 10.0% to $2.2 billion, representing 12.1% of Cable revenue.

Customers. In the second quarter, combined video, high-speed internet and voice customers increased by 99,000, an 18.2% increase compared to second quarter 2010 net additions. For the six months ended June 30, 2011, combined video, high-speed internet and voice customers increased by 737,000, a 9.5% increase compared to net additions in the first six months of 2010. As of June 30, 2011, video, high-speed internet and voice customers totaled 49.1 million, an increase of 1.4 million or 2.8% in the past twelve months.

(in thousands)	Customers			Net Adds
	2Q10	2Q11	2Q10	2Q11	YTD10	YTD11
Video Customers	23,212	22,525	(265)	(238)	(347)	(277)
High-Speed Internet Customers	16,448	17,550	118	144	517	561
Voice Customers	8,125	9,063	230	193	503	453

Combined Video, HSI and Voice Customers	47,785	49,138	83	99	673	737

NBCUniversal

Pro forma NBCUniversal results include national cable programming networks, the NBC network and owned NBC affiliated local television stations, the Telemundo network and owned Telemundo affiliated local television stations, Universal Pictures filmed entertainment, the Universal Studios Hollywood theme park, and other related assets. Comcast’s national cable programming networks, regional sports networks (RSNs), Daily Candy and Fandango, which were contributed to NBCUniversal, are also included in these results.

Revenue for NBCUniversal increased 17.1% to $5.2 billion in the second quarter of 2011 compared to $4.4 billion in the second quarter of 2010. Operating Cash Flow increased 5.2% to $1.0 billion compared to $952 million in last year’s second quarter. Excluding acquisition-related accounting revisions and costs totaling $131 million in the second quarter of 2011, operating cash flow increased 18.9% to $1.1 billion (see Table 6).

For the six months ended June 30, 2011, NBCUniversal revenue of $9.5 billion increased 2.0% compared to $9.3 billion in 2010. Excluding the impact of the Vancouver Olympics in 2010, revenue increased 11.4%. Operating cash flow increased 5.1% to $1.5 billion compared to $1.4 billion in the first six months of 2010. Excluding the Olympics and acquisition-related accounting revisions and costs, operating cash flow increased 4.5% to $1.7 billion (see Table 6).

($ in millions) (pro forma)	2nd Quarter			Year to Date
	2010	2011	Growth	2010	2011	Growth
NBCUniversal Revenue
Cable Networks	$1,929	$2,173	12.6%	$3,712	$4,193	13.0%
Broadcast Television	1,430	1,695	18.5%	3,508	3,047	(13.1%)
Filmed Entertainment	1,036	1,254	21.0%	2,097	2,229	6.3%
Theme Parks	120	147	22.5%	202	242	19.9%
Headquarters, Other and Eliminations	(94)	(90)	4.3%	(182)	(184)	(0.4%)

NBCUniversal Revenue	$4,421	$5,179	17.1%	$9,337	$9,527	2.0%

NBCUniversal OCF
Cable Networks	$837	$846	1.1%	$1,599	$1,663	4.0%
Broadcast Television	175	190	8.8%	(7)	210	NM
Filmed Entertainment	4	27	575.0%	(8)	(119)	NM
Theme Parks	46	119	158.7%	41	160	291.0%
Headquarters, Other and Eliminations	(110)	(181)	(64.5%)	(200)	(417)	(108.1%)

NBCUniversal OCF	$952	$1,001	5.2%	$1,425	$1,497	5.1%

NBCUniversal OCF (excluding Olympics and acquisition-related accounting revisions and costs)	$952	$1,132	18.9%	$1,648	$1,722	4.5%

NM=comparison not meaningful

Cable Networks

For the second quarter of 2011, revenue from the Cable Networks segment increased 12.6% to $2.2 billion compared to $1.9 billion in the second quarter of 2010, driven by a 10.3% increase in distribution revenue, a 10.3% increase in advertising revenue and a 44.0% increase in other revenue primarily due to increases in the licensing of owned content from the cable production studio. Operating cash flow increased 1.1% to $846 million compared to $837 million in the second quarter of 2010, reflecting higher revenue, partially offset by increased investment in original programming and higher marketing expenses to support the launch of new programming across a number of its cable networks. In addition, operating cash flow includes acquisition-related accounting revisions totaling $48 million. Excluding these accounting revisions, Cable Networks operating cash flow increased 6.8% to $894 million (see Table 6).

For the six months ended June 30, 2011, revenue from the Cable Networks segment increased 13.0% to $4.2 billion compared to $3.7 billion in 2010. Operating cash flow increased 4.0% to $1.7 billion compared to $1.6 billion in the first six months of 2010. Excluding acquisition-related accounting revisions, operating cash flow increased 7.1% to $1.7 billion (see Table 6).

Broadcast Television

For the second quarter of 2011, revenue from the Broadcast Television segment increased 18.5% to $1.7 billion compared to $1.4 billion in the second quarter of 2010, reflecting higher advertising revenue from improved pricing and ratings at the NBC broadcast network, as well as higher content licensing revenue that includes the immediate recognition of revenue related to prior season and library content under a new licensing agreement. Second quarter operating cash flow increased 8.8% to $190 million compared to $175 million in the second quarter of 2010, primarily reflecting higher revenue, partially offset by continuing investment in network programming and higher news coverage costs. In addition, operating cash flow includes acquisition-related accounting revisions totaling $56 million. Excluding these accounting revisions, Broadcast Television operating cash flow increased 40.8% to $246 million (see Table 6).

For the six months ended June 30, 2011, revenue from the Broadcast Television segment decreased 13.1% to $3.0 billion compared to $3.5 billion in 2010 due to $782 million of revenue generated by the 2010 Vancouver Olympics. Excluding the impact of the Olympics, revenue increased 11.8%. Operating cash flow was $210 million compared to a loss of $7 million in the first six months of 2010. Excluding the $223 million loss from the Olympics and acquisition-related accounting revisions, operating cash flow increased 23.2% to $266 million (see Table 6).

Filmed Entertainment

For the second quarter of 2011, revenue from the Filmed Entertainment segment increased 21.0% to $1.3 billion compared to $1.0 billion in the second quarter of 2010, driven by higher theatrical revenue from the strong box office performance of Fast Five and Bridesmaids, partially offset by lower content licensing and home entertainment revenue. Second quarter operating cash flow was $27 million compared to $4 million in the second quarter of 2010, reflecting strong revenue growth, partially offset by higher marketing for current quarter and upcoming theatrical releases. In addition, second quarter 2011 operating cash flow includes acquisition-related accounting revisions totaling $20 million (see Table 6).

For the six months ended June 30, 2011, revenue from the Filmed Entertainment segment increased 6.3% to $2.2 billion compared to $2.1 billion in 2010. Operating cash flow was a loss of $119 million compared to a loss of $8 million in the first six months of 2010.

Theme Parks

Theme Parks segment revenue includes the results of Universal Hollywood, management fees from Universal Orlando and international licensing fees. Operating cash flow includes the results of Universal Hollywood and the equity income (loss) from Universal Orlando, which is eliminated from total NBCUniversal operating cash flow through NBCUniversal Headquarters, Other and Eliminations.

For the second quarter of 2011, revenue from the Theme Parks segment increased 22.5% to $147 million compared to $120 million in the second quarter of 2010, reflecting the strong performance at the Hollywood park and higher fees from the Orlando parks. Second quarter operating cash flow was $119 million compared to $46 million in the same period last year. Second quarter 2011 operating cash flow includes $53 million of equity income from Universal Orlando compared to $2 million in last year’s second quarter, driven by the strength of The Wizarding World of Harry PotterTM attraction.

For the six months ended June 30, 2011, revenue from the Theme Parks segment increased 19.9% to $242 million compared to $202 million in 2010. Operating cash flow was $160 million compared to $41 million in the first six months of 2010.

Headquarters, Other and Eliminations

NBCUniversal Headquarters, Other and Eliminations include overhead and eliminations between the NBCUniversal businesses and equity income from Universal Orlando. Also included in these expenses are non-recurring transaction-related costs during the second quarter of 2011 that totaled $6 million. For the six months ended June 30, 2011, non-recurring transaction-related costs totaled $98 million.

Corporate, Other and Eliminations

Pro forma Corporate, Other and eliminations includes corporate operations, Comcast-Spectacor and eliminations between Comcast's businesses. For the second quarter of 2011, Corporate and Other revenue and eliminations were ($187) million compared to ($163) million in 2010, reflecting a lower contribution from Comcast-Spectacor and higher intersegment eliminations. The operating cash flow loss was $86 million compared to a loss of $92 million for the same time period in 2010, reflecting lower corporate overhead.

For the six months ended June 30, 2011, Corporate and Other revenue and eliminations were ($330) million compared to ($354) million in 2010. The operating cash flow loss was $164 million compared to a loss of $181 million in the first six months of 2010.

Notes:

1	Earnings per share amounts are presented on a diluted basis.

All percentages are calculated on whole numbers. Differences may exist due to rounding.

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Conference Call Information

Comcast Corporation will host a conference call with the financial community today, August 3, 2011 at 8:30 a.m. Eastern Time (ET). The conference call and related materials will be broadcast live and posted on its Investor Relations website at www.cmcsa.com or www.cmcsk.com. Those parties interested in participating via telephone should dial (800) 263-8495 with the conference ID number 77696651. A replay of the call will be available starting at 12:30 p.m. ET on August 3, 2011, on the Investor Relations website or by telephone. To access the telephone replay, which will be available until Wednesday, August 10, 2011 at midnight ET, please dial (800) 642-1687 and enter the conference ID number 77696651. To automatically receive Comcast financial news by email, please visit www.cmcsa.com or www.cmcsk.com and subscribe to email alerts.

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Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. Readers are directed to Comcast’s periodic and other reports filed with the Securities and Exchange Commission (SEC) for a description of such risks and uncertainties. We undertake no obligation to update any forward-looking statements.

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Non-GAAP Financial Measures

In this discussion, we sometimes refer to financial measures that are not presented according to generally accepted accounting principles in the U.S. (GAAP). Certain of these measures are considered “non-GAAP financial measures” under the SEC regulations; those rules require the supplemental explanations and reconciliations that are in Comcast’s Form 8-K (Quarterly Earnings Release) furnished to the SEC.

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About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA, CMCSK) (www.comcast.com) is one of the nation's leading providers of entertainment, information and communications products and services. Comcast is principally involved in the operation of cable systems through Comcast Cable Communications and in the development, production and distribution of entertainment, news, sports and other content for global audiences through NBCUniversal. Comcast Cable Communications is one of the nation's largest video, high-speed Internet and phone providers to residential and business customers. Comcast is the majority owner and manager of NBCUniversal, which owns and operates entertainment and news cable networks, the NBC and Telemundo broadcast networks, local television station groups, television production operations, a major motion picture company and theme parks.

TABLE 1 Condensed Consolidated Statement of Income (Unaudited)

(in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Revenue	$9,525	$14,333	$18,727	$26,461

Operating costs and expenses	5,788	9,532	11,425	17,594

Operating cash flow	3,737	4,801	7,302	8,867

Depreciation expense	1,411	1,478	2,790	2,964
Amortization expense	248	385	499	741

	1,659	1,863	3,289	3,705

Operating income	2,078	2,938	4,013	5,162

Other income (expense)
Interest expense	(543)	(621)	(1,067)	(1,226)
Investment income (loss), net	-	61	101	150
Equity in net income (losses) of investees, net	(26)	37	(58)	-
Other income (expense), net	(35)	(34)	(45)	(70)

	(604)	(557)	(1,069)	(1,146)

Income before income taxes	1,474	2,381	2,944	4,016

Income tax expense	(588)	(1,014)	(1,179)	(1,610)

Net income from consolidated operations	886	1,367	1,765	2,406

Net (income) loss attributable to noncontrolling interests	(2)	(345)	(15)	(441)

Net income attributable to Comcast Corporation	$884	$1,022	$1,750	$1,965

Diluted earnings per common share attributable to Comcast Corporation shareholders	$0.31	$0.37	$0.62	$0.70

Dividends declared per common share attributable to Comcast Corporation shareholders	$0.0945	$0.1125	$0.189	$0.225

Diluted weighted-average number of common shares	2,822	2,789	2,830	2,799

TABLE 2 Condensed Consolidated Balance Sheet (Unaudited)

(in millions)	December 31, 2010	June 30, 2011
ASSETS

Current Assets
Cash and cash equivalents	$5,984	$1,997
Receivables, net	1,855	4,156
Programming rights	122	955
Other current assets	925	1,242

Total current assets	8,886	8,350

Film and television costs	460	5,106

Investments	6,670	10,829

Property and equipment, net	23,515	24,619

Franchise rights	59,442	59,442

Goodwill	14,958	26,919

Other intangible assets, net	3,431	17,391

Other noncurrent assets, net	1,172	2,126

	$118,534	$154,782

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses related to trade creditors	$3,291	$4,838
Accrued participations and residuals	-	1,235
Accrued expenses and other current liabilities	3,143	5,274
Current portion of long-term debt	1,800	1,350

Total current liabilities	8,234	12,697

Long-term debt, less current portion	29,615	38,209

Deferred income taxes	28,246	29,477

Other noncurrent liabilities	7,862	11,985

Redeemable noncontrolling interests	143	15,509

Equity
Comcast Corporation shareholders' equity	44,354	46,643
Noncontrolling interests	80	262

Total Equity	44,434	46,905

	$118,534	$154,782

TABLE 3 Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Six Months Ended June 30,
	2010	2011

OPERATING ACTIVITIES
Net income from consolidated operations	$1,765	$2,406
Adjustments to reconcile net income from consolidated operations to net cash provided by operating activities:
Depreciation and amortization	3,289	3,705
Amortization of film and television costs	53	1,299
Share-based compensation	153	174
Noncash interest expense (income), net	69	78
Equity in net (income) losses of investees, net	58	-
Net (gain) loss on investment activity and other	(11)	63
Deferred income taxes	(25)	693
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Change in receivables, net	(121)	277
Change in film and television costs	(48)	(1,678)
Change in accounts payable and accrued expenses related to trade creditors	2	(154)
Change in other operating assets and liabilities	148	93

Net cash provided by operating activities	5,332	6,956

INVESTING ACTIVITIES
Capital expenditures	(2,063)	(2,377)
Cash paid for intangible assets	(237)	(296)
Acquisitions, net of cash acquired	(183)	(5,660)
Proceeds from sales of investments	15	116
Purchases of investments	(32)	(46)
Other	(55)	(23)

Net cash provided by (used in) investing activities	(2,555)	(8,286)

FINANCING ACTIVITIES
Proceeds from (repayments of) short-term borrowings, net	-	741
Proceeds from borrowings	2,421	-
Repurchases and repayments of debt	(638)	(1,764)
Repurchases and retirements of common stock	(600)	(1,050)
Dividends paid	(535)	(572)
Distributions to noncontrolling interests	(32)	(175)
Other	(36)	163

Net cash provided by (used in) financing activities	580	(2,657)

Increase (decrease) in cash and cash equivalents	3,357	(3,987)

Cash and cash equivalents, beginning of period	671	5,984

Cash and cash equivalents, end of period	$4,028	$1,997

TABLE 4 Supplemental Information Alternate Presentation of Net Cash Provided by Operating Activities and Free Cash Flow (Unaudited)

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011

Operating income	$2,078	$2,938	$4,013	$5,162
Depreciation and amortization	1,659	1,863	3,289	3,705

Operating income before depreciation and amortization	3,737	4,801	7,302	8,867
Noncash share-based compensation expense	71	90	153	174
Changes in operating assets and liabilities	37	(428)	(70)	(421)

Cash basis operating income	3,845	4,463	7,385	8,620
Payments of interest	(354)	(540)	(969)	(1,197)
Payments of income taxes	(1,080)	(496)	(1,126)	(570)
Proceeds from interest, dividends and other nonoperating items	18	61	42	103

Net Cash Provided by Operating Activities	$2,429	$3,488	$5,332	$6,956

Capital expenditures	(1,138)	(1,271)	(2,063)	(2,377)
Cash paid for capitalized software and other intangible assets	(120)	(173)	(237)	(296)
Distributions to other non-controlling interests	-	(129)	-	(175)
Nonoperating items	5	(9)	31	19

Free cash flow (including Economic stimulus packages)	$1,176	$1,906	$3,063	$4,127
Economic stimulus packages	179	(386)	179	(386)

Total Consolidated Free Cash Flow	$1,355	$1,520	$3,242	$3,741

Reconciliation of EPS Excluding Unfavorable Income Tax Adjustments and NBCUniversal Transaction and Related Costs (Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
(in millions, except per share data)	2010		2011		2010		2011
	$	EPS(1)	$	EPS(1)	$	EPS(1)	$	EPS(1)

Net Income attributable to Comcast Corporation	$884	$0.31	$1,022	$0.37	$1,750	$0.62	$1,965	$0.70
Growth %			15.6%	19.4%			12.3%	12.9%

Unfavorable Income Tax Adjustments(2)	-	-	137	0.05	-	-	137	0.05
Comcast Costs Related to the NBCUniversal Transaction, net of tax(3)	36	0.02	-	-	53	0.02	51	0.02
NBCUniversal Transaction-Related Costs, net of tax(4)	-	-	2	0.00	-	-	16	0.00

Net Income attributable to Comcast Corporation

(excluding Unfavorable Income Tax Adjustments and NBCUniversal Transaction and Related Costs)	$920	$0.33	$1,161	$0.42	$1,803	$0.64	$2,169	$0.77

Growth %			26.2%	27.3%			20.3%	20.3%

(1)	Based on diluted weighted-average number of common shares for the respective periods as presented in Table 1.

(2)	2011 Net Income attributable to Comcast Corporation includes an unfavorable tax adjustment due to new state tax legislation of $137 million in total.

(3)

2nd quarter 2010 Net Income attributable to Comcast Corporation includes $22 million of operating costs and expenses, $2 million of interest expense and $35 million of other expense ($59 million in total, $36 million net of tax) related to the NBCUniversal Transaction. 2010 year to date Net Income attributable to Comcast Corporation includes $36 million of operating costs and expenses, $4 million of interest expense and $48 million of other expense ($88 million in total, $53 million net of tax) related to the NBCUniversal Transaction. 2011 year to date Net Income attributable to Comcast Corporation includes $63 million of operating costs and expenses and $16 million of other expense ($80 million in total, $51 million net of tax) related to the NBCUniversal Transaction.

(4)

1st quarter 2011 Net Income attributable to Comcast Corporation includes $44 million in Transaction-Related costs, $14 million net of tax and non-controlling interest. 2nd quarter 2011 Net Income attributable to Comcast Corporation includes $6 million in Transaction-Related costs, $2 million net of tax and non-controlling interest.

Note: Minor differences may exist due to rounding.

TABLE 5 Reconciliation of GAAP to Pro Forma(1) Financial Information (Unaudited)

							Corporate, Other
	GAAP				NBCUniversal		and Eliminations		Total
								Pro Forma
			Corporate,			Pro		Corporate,		Total
	Cable	Total	Other and		Pro Forma	Forma	Pro Forma	Other and	Pro Forma	Pro
(in millions)	Communications	NBCU	Eliminations	Total	Adjustments(1)	NBCU	Adjustments(1)	Eliminations	Adjustments(1)	Forma
Three Months Ended June 30, 2010
Revenue	$ 8,845	$ 717	($ 37)	$ 9,525	$3,704	$4,421	($126)	($163)	$3,578	$13,103
Operating Costs and Expenses	5,205	507	76	5,788	2,962	3,469	(147)	(71)	2,815	8,603

Operating Cash Flow	$ 3,640	$ 210	($113)	$ 3,737	$ 742	$ 952	$ 21	($ 92)	$ 763	$ 4,500

Three Months Ended June 30, 2011
Revenue	$ 9,341	$5,179	($187)	$14,333	-	$5,179	-	($187)	-	$14,333
Operating Costs and Expenses	5,455	4,178	(101)	9,532	-	4,178	-	(101)	-	9,532

Operating Cash Flow	$ 3,886	$1,001	($ 86)	$ 4,801	-	$1,001	-	($ 86)	-	$ 4,801

Six Months Ended June 30, 2010
Revenue	$17,428	$1,355	($ 56)	$18,727	$7,982	$9,337	($298)	($354)	$7,684	$26,411
Operating Costs and Expenses	10,308	957	160	11,425	6,955	7,912	(333)	(173)	6,622	18,047

Operating Cash Flow	$ 7,120	$ 398	($216)	$ 7,302	$1,027	$1,425	$ 35	($181)	$1,062	$ 8,364

Six Months Ended June 30, 2011
Revenue	$18,425	$8,322	($286)	$26,461	$1,205	$9,527	($ 44)	($330)	$1,161	$27,622
Operating Costs and Expenses	10,790	6,863	(59)	17,594	1,167	8,030	(107)	(166)	1,060	18,654

Operating Cash Flow	$ 7,635	$1,459	($227)	$ 8,867	$ 38	$1,497	$ 63	($164)	$ 101	$ 8,968

(1)

Pro Forma information is presented as if the NBCUniversal transaction occurred January 1, 2010. This information is based on historical results of operations, adjusted for the effects of acquisition accounting and eliminating the costs and expenses directly related to the transaction, and is not necessarily indicative of what the results would have been had we operated the businesses since January 1, 2010. Pro forma adjustments have been made for the purpose of providing pro forma financial information based on current estimates and currently available information, and are subject to revision based on final determinations of fair value and the final allocation of purchase price to the assets and liabilities of the businesses acquired.

Reconciliation of GAAP to Pro Forma(1) NBCUniversal Segment Financial Information (Unaudited)

	2010			2011
							Pro Forma Combined
	Actual(2)	Pro Forma(3)	Pro Forma Combined(4)	Actual(2)	Pro Forma(3)	Pro Forma Combined(4)	Increase/(Decrease)
	Comcast Content Business	NBCUniversal Businesses	Six Months Ended June 30	Six Months Ended June 30	For the Period January 1 to January 28	Six Months Ended June 30	$	%
Revenue
Cable Networks	$1,355	$2,357	$3,712	$3,805	$388	$4,193	$481	13.0%
Broadcast Television	-	3,508	3,508	2,583	464	3,047	(461)	(13.1%)
Filmed Entertainment	-	2,097	2,097	1,876	353	2,229	132	6.3%
Theme Parks	-	202	202	215	27	242	40	19.9%
Headquarters, other and eliminations	-	(182)	(182)	(157)	(27)	(184)	(2)	(0.4%)
Total Revenue	$1,355	$7,982	$9,337	$8,322	$1,205	$9,527	$190	2.0%

Operating Cash Flow
Cable Networks	$398	$1,201	$1,599	$1,511	$152	$1,663	$64	4.0%
Broadcast Television	-	(7)	(7)	225	(15)	210	217	NM
Filmed Entertainment	-	(8)	(8)	(116)	(3)	(119)	(111)	NM
Theme Parks	-	41	41	152	8	160	119	291.0%
Headquarters, other and eliminations	-	(200)	(200)	(313)	(104)	(417)	(217)	(108.1%)
Total Operating Cash Flow	$398	$1,027	$1,425	$1,459	$38	$1,497	$72	5.1%

(1)

Pro Forma information is presented as if the NBCUniversal transaction occurred January 1, 2010. This information is based on historical results of operations, adjusted for the effects of acquisition accounting and eliminating the costs and expenses directly related to the transaction, and is not necessarily indicative of what the results would have been had we operated the businesses since January 1, 2010. Pro forma adjustments have been made for the purpose of providing pro forma financial information based on current estimates and currently available information, and are subject to revision based on final determinations of fair value and the final allocation of purchase price to the assets and liabilities of the businesses acquired.

(2)

Actual amounts include the results of operations for the Comcast Content Business, which represents our national programming and regional sports and news networks and Internet assets that were contributed to NBCUniversal, for the six months ended June 30, 2011 and 2010 and the results of operations for the NBCUniversal acquired businesses for the period January 29 through June 30, 2011.

(3)

Pro forma amounts include the results of operations for the NBCUniversal acquired businesses from January 1, 2011 through January 28, 2011 and for the six months ended June 30, 2010. These amounts also include pro forma adjustments as if the NBCUniversal transaction occurred on January 1, 2010 including the effects of acquisition accounting and eliminating operating costs and expenses directly related to the transaction, but do not include adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined businesses. Pro forma amounts are not necessarily indicative of what the results would have been had we operated the businesses since January 1, 2010.

(4)

Pro forma combined amounts represent our results of operations as if the NBCUniversal transaction occurred on January 1, 2010 but are not necessarily indicative of what the results would have been had we operated the business since January 1, 2010.

TABLE 6
Reconciliation of Consolidated Pro Forma Revenue and Operating Cash Flow Excluding 2010 Olympics, Acquisition Accounting Revisions and NBCUniversal Transaction-Related Costs (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2010	2011	Growth %	2010	2011	Growth %

Revenue	$13,103	$14,333	9.4%	$26,411	$27,622	4.6%

2010 Olympics	-	-		(782)	-

Revenue excluding 2010 Olympics	$13,103	$14,333	9.4%	$25,629	$27,622	7.8%

	2010	2011	Growth %	2010	2011	Growth %

Operating Cash Flow	$4,500	$4,801	6.7%	$8,364	$8,968	7.2%

2010 Olympics	-	-		223	-
Acquisition Accounting Revisions(1)	-	125		-	127
NBCUniversal Transaction-Related Costs(2)	-	6		-	98

Operating Cash Flow excluding 2010 Olympics, Acquisition Accounting Revisions and NBCUniversal Transaction-Related Costs	$4,500	$4,932	9.6%	$8,587	$9,193	7.0%

Reconciliation of Consolidated Pro Forma NBCUniversal Revenue and Operating Cash Flow Excluding 2010 Olympics, Acquisition Accounting Revisions and NBCUniversal Transaction Related Costs (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2010	2011	Growth %	2010	2011	Growth %

Revenue	$4,421	$5,179	17.1%	$9,337	$9,527	2.0%

2010 Olympics	-	-		(782)	-

Revenue excluding 2010 Olympics	$4,421	$5,179	17.1%	$8,555	$9,527	11.4%

	2010	2011	Growth %	2010	2011	Growth %

Operating Cash Flow	$952	$1,001	5.2%	$1,425	$1,497	5.1%

2010 Olympics	-	-		223	-
Acquisition Accounting Revisions(1)	-	125		-	127
NBCUniversal Transaction-Related Costs(2)	-	6		-	98

Operating Cash Flow excluding 2010 Olympics, Acquisition Accounting Revisions and NBCUniversal Transaction-Related Costs	$952	$1,132	18.9%	$1,648	$1,722	4.5%

Reconciliation of Pro Forma Cable Networks Operating Cash Flow Excluding Acquisition Accounting Revisions (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2010	2011	Growth %	2010	2011	Growth %

Operating Cash Flow	$837	$846	1.1%	$1,599	$1,663	4.0%

Acquisition Accounting Revisions(1)	-	48		-	50

Operating Cash Flow excluding Acquisition Accounting Revisions	$837	$894	6.8%	$1,599	$1,713	7.1%

Reconciliation of Pro Forma Broadcast Television Revenue and Operating Cash Flow Excluding 2010 Olympics and Acquisition Accounting Revisions (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2010	2011	Growth %	2010	2011	Growth %

Revenue	$1,430	$1,695	18.5%	$3,508	$3,047	(13.1%)

2010 Olympics	-	-		(782)	-

Revenue excluding 2010 Olympics	$1,430	$1,695	18.5%	$2,726	$3,047	11.8%

	2010	2011	Growth %	2010	2011	Growth %

Operating Cash Flow	$175	$190	8.8%	($7)	$210	NM

2010 Olympics	-	-		223	-
Acquisition Accounting Revisions(1)	-	56		-	56

Operating Cash Flow excluding 2010 Olympics and Acquisition Accounting Revisions	$175	$246	40.8%	$216	$266	23.2%

Reconciliation of Pro Forma Filmed Entertainment Operating Cash Flow Excluding Acquisition Accounting Revisions (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2010	2011	Growth %	2010	2011	Growth %

Operating Cash Flow	$4	$27	575.0%	($8)	($119)	NM

Acquisition Accounting Revisions(1)	-	20		-	20

Operating Cash Flow excluding Acquisition Accounting Revisions	$4	$47	NM	($8)	($99)	NM

(1)	Acquisition accounting revisions include the effect of changes in estimates related to the acquisition of NBCUniversal.

(2)	NBCUniversal transaction-related costs are associated with severance and other related compensation charges.

Note: Minor differences may exist due to rounding.